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                                                                   EXHIBIT 10.20

                                                                  EXECUTION COPY

                            CAPITAL SUPPORT AGREEMENT

                  THIS CAPITAL SUPPORT AGREEMENT (this "Agreement"), dated as of November 26, 2002, between Platinum Underwriters Holdings, Ltd., a holding company organized under the laws of Bermuda ("Platinum Holdings"), and Platinum Underwriters Reinsurance, Inc., an insurance company organized under the laws of Maryland ("Platinum U.S."), a wholly owned indirect subsidiary of Platinum Holdings.

                                   ARTICLE I

                         PLATINUM HOLDINGS OBLIGATIONS

         SECTION 1.01 Obligation to Provide Capital. Platinum Holdings will from time to time make capital contributions to Platinum U.S. in such amounts as shall be necessary to assure that Platinum U.S.'s surplus as regards policyholders, as reported on its annual statement blank to be submitted to the Maryland Insurance Department, will not be less than the company action level rbc, as such term is defined in the Maryland Insurance Code.

         SECTION 1.02 Unconditional Obligations. The obligations of Platinum Holdings to make capital contributions as provided herein shall be absolute and unconditional under any and all circumstances and shall not be to any extent or in any way discharged, impaired or otherwise affected except by performance thereof in full accordance with the terms hereof. Without limiting the generality of the foregoing, such obligations shall not be affected by any insolvency, bankruptcy, liquidation, reorganization, adjustment, composition, dissolution or winding up or other proceeding involving Platinum U.S. or Platinum Holdings.

                                   ARTICLE II

             NO RIGHTS OF REINSUREDS; NO THIRD PARTY BENEFICIARIES

         This Agreement grants no rights to any person who obtains or is otherwise covered by a reinsurance contract issued by Platinum U.S. ("Reinsureds") or any other creditor of Platinum U.S. and does not create any third party beneficiaries. In the event of Platinum Holdings' failure to meet its obligations under Article 1 hereof, only Platinum U.S. may enforce its rights under Article I of this Agreement, and, if Platinum U.S. fails or refuses to take timely action to enforce its rights under Article 1 of this Agreement, no other party may proceed on its behalf directly against Platinum Holdings to enforce Platinum U.S.'s rights under this Agreement.

                                  ARTICLE III

                          NO WAIVER; CUMULATIVE RIGHTS

         No failure on the part of Platinum U.S. to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Platinum U.S. of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby

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granted to Platinum U.S. or allowed by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Platinum U.S. from time to time.

                                   ARTICLE IV

                             AMENDMENTS; TERMINATION

         (a) Except as provided in Section 4(b) hereof, this Agreement may be terminated, amended or waived only in writing signed by the parties. Platinum Holdings' obligations hereunder shall not survive any termination of this Agreement under this Section 4(a).

         (b) The obligations of Platinum Holdings under this Agreement shall terminate and be of no further force or effect and shall not thereafter be enforceable by Platinum U.S. or any other person or entity with respect to Platinum U.S. after the sale by Platinum Holdings of a majority of the outstanding voting capital stock of Platinum U.S. to any person or entity.

                                    ARTICLE V

                              SPECIFIC ENFORCEMENT

         Platinum Holdings acknowledges and agrees that Platinum U.S. may suffer irreparable damage in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Platinum Holdings accordingly agrees that Platinum U.S. shall be entitled to specific performance and injunction to prevent or cure breaches of the provisions of this Agreement, this being in addition to any other remedy to which it may be entitled by law or equity.

                                   ARTICLE VI

                                 MISCELLANEOUS

         SECTION 6.01 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 6.02 Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 6.03 Jurisdiction. Platinum Holdings hereby irrevocably agrees that any action arising out of or relating to this Agreement may be instituted in any state or federal court in the state of Maryland, submits to the non-exclusive jurisdiction of any such court with respect to any such action, and waives any objection which it may now or hereafter have to the laying of the venue of any such action in any such court and any claim that any such action brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, nothing herein shall in any way affect the right of Platinum U.S. to bring any action arising out of or relating to this Agreement in any competent court elsewhere having jurisdiction over Platinum Holdings or its property. Platinum Holdings hereby agrees that service of any process, summons, notice or document by registered mail addressed to Platinum Holdings at Clarendon

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House, 2 Church Street, Hamilton HM 11, Bermuda, shall be effective service of process for any action, suit or proceeding brought against it in any court.

         SECTION 6.04 New York Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 6.05 Counterparts; Headings. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument The headings are inserted for convenience only and are not to be construed as part of this Agreement.

         SECTION 6.06 Duration. Except as provided in Article IV, this Agreement shall continue until the third anniversary of the date hereof after which it shall have no force or effect.

         SECTION 6.07 Representations and Warranties. Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a valid and legally binding obligation of such party enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and after laws of general applicability relating to or affecting creditor's rights and to general equity principles.

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                  IN WITNESS WHEREOF, Platinum Holdings and Platinum U.S. have caused this Agreement to be duly executed as of the date first above written.

                                           PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                           By:/s/ JEROME T. FADDEN
                                              ----------------------------------
                                              Name:  JEROME T. FADDEN
                                              Title: CHIEF EXECUTIVE OFFICER

                                           PLATINUM UNDERWRITERS REINSURANCE
                                              INC.

                                           By:/s/ MICHAEL D. PRICE
                                              ----------------------------------
                                              Name:  MICHAEL D. PRICE
                                              Title: PRESIDENT

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